Exhibit 99.1

PAVmed Provides Business Update and Reports Fourth Quarter and Full Year 2024 Financial Results

Lucid processed record test volume, saw rapid initial uptake in concierge medicine contracts, and secured first commercial insurance coverage policies

Veris Health secured financing to resume advancement of implantable physiological monitor through FDA clearance and commercial launch

PAVmed completed debt restructuring and Lucid deconsolidation to regain Nasdaq compliance and strengthen balance sheet

Conference call and webcast to be held today, March 25th, at 8:30 AM EDT

NEW YORK, March 25, 2025 - PAVmed Inc. (NASDAQ: PAVM, PAVMZ) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and reported financial results for the fourth quarter and full year ended December 31, 2024.

Conference Call and Webcast

The webcast will take place on Tuesday, March 25, 2025, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“Following the critical steps taken to stabilize PAVmed’s corporate structure and balance sheet, PAVmed is now in a very strong position to operate as it was designed—as a diversified commercial life sciences company with multiple independently-financed subsidiaries operating under a shared services model,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “With Lucid and Veris both having sufficient capital to advance their commercial strategies, we expect PAVmed to directly benefit from their success. The performance of PAVmed’s subsidiaries, particularly Lucid and its recent achievements with EsoGuard, serve as key drivers of PAVmed’s long-term success and sustainability.”

Highlights from the fourth quarter and recent weeks:

●	Lucid Diagnostics, PAVmed’s single largest asset, continues to deliver operational milestones and drive increased market value (link to Lucid press release), thereby strengthening PAVmed’s balance sheet:

○	Recognized $1.2 million in EsoGuard® Esophageal DNA Test revenue for 4Q24 and processed a single-quarter record of 4,042 EsoGuard tests, which represents a 45% sequential increase and 84% annual increase.

○	Executed over 20 cash-pay concierge medicine contracts in the first few weeks following the launch of new sales channels targeting contractually-guaranteed revenue.

○	Secured first positive commercial insurance coverage policy for EsoGuard from Highmark Blue Cross Blue Shield, and an agreement with Blue Cross Blue Shield of Rhode Island to pay for EsoGuard under state biomarker legislation.

○	Updated National Comprehensive Cancer Network® (NCCN) Clinical Practice Guidelines now includes a section on esophageal precancer screening.

○	CLUE and ENVET-BE clinical utility studies accepted for peer-reviewed publication, further strengthening EsoGuard’s already robust clinical evidence package.

○	Case Western Reserve University and University Hospitals investigators awarded $8 million NIH grant to study EsoGuard for expanded indication in patients without GERD, potentially increasing the total addressable market opportunity beyond the current ~$60 billion.

○	Completed a convertible debt refinancing and common stock financing, yielding sufficient net proceeds to extend cash runway beyond key reimbursement milestones.

○	Regained compliance with Nasdaq minimum bid price requirement for continued listing on the Nasdaq Capital Market.

●	PAVmed and Veris completed private placement financing with gross proceeds of approximately $2.4 million at a Veris pre-money valuation of $35 million. Proceeds will be used to resume efforts to advance implantable physiological monitor through FDA clearance and commercial launch, and supplements a recent $1.8 million NIH grant.

●	Veris’ pilot program with The Ohio State’s James Cancer Hospital extended through April 2025. Definitive long-term strategic and commercial agreement imminent.

●	PMX Incubator is engaged in ongoing discussions with both financial and strategic investors regarding a direct investment to finance PortIO.

●	PAVmed regained compliance with Nasdaq minimum equity requirement through the deconsolidation of Lucid and the restructuring of PAVmed’s convertible debt, which will add approximately $25 million to PAVmed’s equity in 1Q25.

Financial Results:

●	For the three months ended December 31, 2024, PAVmed’s revenues reflect approximately 125 patients on the Veris Cancer Care Platform. EsoGuard-related revenues are no longer consolidated with PAVmed’s results due to the deconsolidation effective September 10, 2024. PAVmed’s management service income from Lucid Diagnostics, amounting to $3.2 million post-deconsolidation, is reflected in Other Income. Operating expenses were approximately $5.2 million, which includes stock-based compensation expenses of $0.7 million. GAAP net income attributable to common stockholders was approximately $1.3 million, or approximately $0.12 per common share on a diluted basis

●	As shown below, and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $0.7 million, or $(0.06) per common share.

●	As of December 31, 2024, PAVmed had cash and cash equivalents of $1.2 million. On a pro forma basis, including the first quarter 2025 private placement, PAVmed’s cash is approximately $3.6 million to begin 2025.

●	The audited financial results for the year ended December 31, 2024 were filed with the SEC on Form 10-K on March 24, 2025, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months and year ended December 31, 2024 and 2023 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023
(in thousands except per-share amounts)
Revenue	$10	$1,049	$2,995	$2,452
Operating expenses	5,198	17,433	47,482	71,247
Other (Income) Expense	(6,330)	1,024	(72,914)	10,468
Net (Income) Loss	(1,142)	17,408	(28,427)	79,263
Net income (loss) per common share, diluted	$0.12	$(1.98)	$0.50	$(9.16)
Net income (loss) attributable to common stockholders	1,346	(15,905)	31,966	(66,270)
Preferred Stock dividends and deemed dividends	85	1,869	7,825	2,095
Net income (loss) as reported	1,431	(14,036)	39,791	(64,175)
Adjustments:
Depreciation and amortization expense[1]	69	725	1,198	2,932
Interest expense, net[2]	4	(80)	(209)	84
NCI ownership share of Interest and Depreciation adjustments	—	(133)	(229)	(608)
EBITDA	1,504	(13,524)	40,551	(61,767)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	733	1,968	6,449	11,139
ResearchDx acquisition/settlement paid in stock[1]	—	—	—	713
Operating expenses issued in stock[1]	150	—	598	625
Gain on deconsolidation of subsidiary	—	—	(72,287)	—
Change in FV equity method investments	(125)	—	(532)	—
Change in FV convertible debt[2]	(2,950)	255	(462)	6,026
Offering costs convertible debt[2]	—	—	—	1,186
Loss on debt extinguishment[2]	—	750	2,535	3,782
Debt modification expense	—	—	2,000	—
NCI ownership share of non-GAAP adjustments	—	(103)	(1,262)	(2,860)
Non-GAAP adjusted (loss)	$(688)	$(10,654)	$(22,410)	$(41,156)
Non-GAAP shares outstanding, basic and diluted	10,819	8,014	9,672	7,232
Non-GAAP adjusted (loss) income per share, basic and diluted	$(0.06)	$(1.33)	$(2.32)	$(5.69)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended December 31,		For the year ended December 31,
	2024	2023	2024	2023

Cost of revenue	$48	$1,610	$4,840	$6,420
Stock-based compensation expense[3]	—	(35)	(112)	(122)
Net cost of revenue	48	1,575	4,728	6,298

Amortization of acquired intangible assets	—	505	559	2,021

Sales and marketing	155	4,690	11,627	17,583
Stock-based compensation expense[3]	(18)	(413)	(1,100)	(1,715)
Net sales and marketing	137	4,277	10,527	15,868

General and administrative	4,188	7,032	24,524	30,947
Depreciation expense	(69)	(220)	(639)	(911)
ResearchDx acquisition/settlement paid in stock	—	—	—	(713)
Operating expenses issued in stock	(150)	—	(598)	(625)
Stock-based compensation expense[3]	(653)	(1,175)	(4,370)	(7,935)
Net general and administrative	3,316	5,637	18,917	20,763

Research and development	807	3,596	5,932	14,276
Stock-based compensation expense[3]	(62)	(345)	(867)	(1,367)
Net research and development	745	3,251	5,065	12,909

Total operating expenses	5,198	17,433	47,482	71,247
Depreciation and amortization expense	(69)	(725)	(1,198)	(2,932)
ResearchDx acquisition/settlement paid in stock	—	—	—	(713)
Operating expenses issued in stock	(150)	—	(598)	(625)
Stock-based compensation expense[3]	(733)	(1,968)	(6,449)	(11,139)
Net operating expenses	$4,246	$14,740	$39,237	$55,838

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; PAVmed’s Series Z warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com